UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported December 14, 2015

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 14, 2015, Hampshire Group, Limited (the “Company”) issued a press release announcing that the Company’s 2015 annual meeting of stockholders (the “Annual Meeting”) will be held on February 16, 2016 (the “Annual Meeting”). Stockholders of record at close of business on January 8, 2016 will be entitled to notice of and to vote at the Annual Meeting.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, the deadline for receipt of stockholder proposals for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 has been set at December 24, 2015. In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company at the Company’s principal executive offices at 114 W. 41st Street, New York, New York 10036 (the “Executive Offices”) by the close of business on December 24, 2015, be directed to the attention of the Secretary, and contain the information required under Rule 14a-8.

Also, pursuant to the terms and conditions of the Company’s Bylaws, in order for a stockholder proposal made outside of Rule 14a-8 or a director nomination to be considered timely, the proposal or nomination must be received by the Company at the Executive Offices by the close of business on December 24, 2015, be directed to the attention of the Secretary, and contain the information required by the Company’s Bylaws.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated December 14, 2015, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ William Drozdowski
Name: William Drozdowski
Title: Interim Chief Financial Officer

Dated: December 14, 2015